Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Second Quarter Results

MAUMEE, OHIO, August 1, 2023 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the second quarter ended June 30, 2023.

Second Quarter Highlights:

•Company reported net income attributable to The Andersons of $55 million, or $1.61 per diluted share and adjusted net income of $52 million, or $1.52 per diluted share
•Adjusted EBITDA was $144 million for the quarter
•Renewables reported pretax income of $67 million and adjusted pretax income attributable to The Andersons of $32 million on strong crush margins
•Nutrient & Industrial reported pretax income of $43 million on increased volume on delayed planting season
•Trade reported pretax income of $5 million and adjusted pretax income of $7 million

"Ethanol margins in the Renewables business and increased volume in our Nutrient & Industrial business led the way for the quarter. This was a significant improvement for Nutrient & Industrial after a softer first quarter. While we expected that some of the typical first quarter nutrient sales volume would shift into the second quarter, we are pleased with the extent of the recovery. In our Trade segment, we had some very strong merchandising results but, as expected, did not repeat the outsized second quarter 2022 performance due to good execution following the Russian invasion of Ukraine," said President and CEO Pat Bowe. "With the strong first quarter in Trade which likely pulled some sales forward, our year-to-date results remain ahead of last year in this business. Geopolitical concerns continue to bring price volatility which is typically beneficial to us."

"We remain focused on executing within our stated strategy in our core grain and fertilizer verticals. We recently closed on the acquisition of ACJ International, a pet food ingredient supplier that fits well within our strategy for growth in the premium pet food ingredient industry," continued Bowe. "We continue to explore opportunities for growth in the merchandising of renewable diesel feedstocks, while maintaining our strong position in renewable fuels production along with potential carbon-reduction opportunities."

$ in millions, except per share amounts
	Q2 2023	Q2 2022	Variance	YTD 2023	YTD 2022	Variance
Pretax Income from Continuing Operations	$104.4	$118.2	$(13.8)	$39.4	$128.8	$(89.4)
Pretax Income from Continuing Operations Attributable to the Company[1]	76.8	96.3	(19.5)	56.1	106.5	(50.4)
Adjusted Pretax Income (Loss) from Continuing Operations Attributable to the Company[1]	72.5	97.0	(24.5)	80.6	107.2	(26.6)
Trade[1]	7.2	24.4	(17.2)	30.9	28.0	2.9
Renewables[1]	32.4	45.9	(13.5)	38.7	51.4	(12.7)
Nutrient & Industrial	42.6	38.3	4.3	32.1	49.1	(17.0)
Other	(9.7)	(11.6)	1.9	(21.2)	(21.4)	0.2
Net Income from Continuing Operations Attributable to the Company	55.0	80.5	(25.5)	40.3	86.6	(46.3)
Adjusted Net Income from Continuing Operations Attributable to the Company[1]	51.8	82.2	(30.4)	58.6	88.2	(29.6)
Diluted Earnings Per Share from Continuing Operations (EPS)	1.61	2.34	(0.73)	1.18	2.52	(1.34)
Adjusted Diluted Earnings Per Share from Continuing Operations[1]	1.52	2.39	(0.87)	1.72	2.57	(0.85)
EBITDA from Continuing Operations[1]	148.7	168.6	(19.9)	132.6	224.5	(91.9)
Adjusted EBITDA from Continuing Operations[1]	$144.4	$169.3	$(24.9)	$199.7	$225.2	$(25.5)
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity, and Long-Term Debt Management

"Our businesses continue to generate strong cash flows," said Executive Vice President and CFO Brian Valentine. "With some moderation of commodity pricing and intentional working capital management in light of the higher interest rate environment, our short-term debt at the end of the second quarter of 2023 totaled $103 million, a steep decline from the $1.2 billion outstanding a year ago. We remain well below our long-term debt to EBITDA target of less than 2.5 times and are pleased with the strength of our balance sheet."

The company generated $541 million and $353 million in cash from operating activities for the second quarters of 2023 and 2022, respectively, and $118 million and $135 million in cash from operations before working capital changes for the same periods, respectively. Included in our investing activities are several strategic growth projects along with normal spending to maintain our facilities.

Second Quarter Segment Overview

Trade Merchandising Remains Solid; YTD Results Ahead of Strong Prior Year

The Trade segment recorded pretax income of $5 million and adjusted pretax income of $7 million for the quarter compared to pretax income of $24 million in the second quarter of 2022.

Trade results were mixed with an overall decline in gross profit from the second quarter of 2022, which included certain margin impacts from the Russian invasion of Ukraine that were not expected to repeat. Volumes handled declined from the second quarter of 2022, but the Group generated strong earnings from certain well-positioned merchandising businesses. Recent investments in food and pet food ingredients also contributed to earnings in the quarter. When combined with the very strong first quarter, adjusted earnings and gross profit remain ahead of 2022. Winter wheat volume accumulated from the just-completed harvest was higher than expected and at good qualities in our draw area.

With the strong South American harvest, combined with improving U.S. crop conditions, the outlook for global grain stocks has improved. With the mix of assets and merchandising capabilities across key geographies, Trade is well-positioned.

Trade’s second quarter adjusted EBITDA was $27 million, compared to second quarter 2022 adjusted EBITDA of $47 million.

Renewables Generates Solid Earnings on Strong Margins

The Renewables segment reported pretax income of $67 million and adjusted pretax income attributable to the company of $32 million in the second quarter. For the same period in 2022, the segment reported pretax income of $68 million and pretax income attributable to the company of $46 million. These 2022 results included $9 million of USDA Biofuels Producer COVID relief funds and $24 million of positive mark-to-market impacts.

A $7 million pretax gain on the deconsolidation of ELEMENT, triggered when the entity was placed into receivership, has been adjusted from 2023 earnings.

Ethanol crush margins strengthened over the quarter, and the current margin outlook, despite volatility, remains strong. Production facilities operated efficiently in the quarter with improved ethanol and corn oil yield and lower costs than the comparable quarter in 2022. The merchandising businesses, including renewable diesel feedstocks, continue to deliver solid earnings on higher volumes and strong co-product values, and exceeded our second quarter 2022 results. Our eastern corn belt production facilities remain well-positioned for corn supply.

Renewables had second quarter adjusted EBITDA of $74 million in 2023, compared to 2022 second quarter EBITDA of $86 million.

Nutrient & Industrial Ag Businesses Recover on Improved Volume

The Nutrient & Industrial segment posted pretax income of $43 million, compared to prior year second quarter pretax income of $38 million. After a slow first quarter when reduced sales reflected the falling price environment and planting delays, volumes improved during the 2023 planting period driving a 21% increase in tons sold from the second quarter of 2022. Gross profit improved by $4 million, and reflects these higher volumes partially offset by margin compression from peak levels in 2022.

Nutrient & Industrial’s second quarter EBITDA was $52 million compared to 2022 second quarter EBITDA of $47 million.

Income Taxes; Corporate

The company recorded an income tax benefit at an effective rate of 21% for the quarter due to the tax treatment of non-controlling interests. We anticipate a full-year adjusted effective rate of approximately 22% - 25%.

Conference Call

The company will host a webcast on Wednesday, August 2, 2023, at 11 a.m. Eastern Daylight Time, to discuss its performance and provide its outlook for the remainder of 2023. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 5878900). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/dwMKAr514rB and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, the ongoing economic impacts from the war in Ukraine, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations; adjusted net income from continuing operations attributable to the company; adjusted diluted earnings per share from continuing operations; earnings before interest, taxes, depreciation, and amortization (or EBITDA); EBITDA from continuing operations; adjusted EBITDA; adjusted EBITDA from continuing operations; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to net income from continuing operations, pretax income from continuing operations or income (loss) before income taxes from continuing operations, diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders from continuing operations and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., named to Forbes list of America's Best Small Companies for 2023 and one of America's Greatest Workplaces for Diversity 2023 by Newsweek®, is a diversified company rooted in agriculture that conducts business in the commodity merchandising, renewables, and nutrient and industrial sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Sales and merchandising revenues	$4,020,183	$4,450,617	$7,901,421	$8,428,571
Cost of sales and merchandising revenues	3,798,246	4,219,776	7,531,473	8,078,195
Gross profit	221,937	230,841	369,948	350,376
Operating, administrative and general expenses	116,007	112,559	233,242	214,546
Asset impairment	—	—	87,156	—
Interest expense, net	13,953	16,921	30,578	27,780
Other income, net	12,441	16,792	20,445	20,710
Income before income taxes from continuing operations	104,418	118,153	39,417	128,760
Income tax provision from continuing operations	21,732	15,753	15,848	19,856
Net income from continuing operations	82,686	102,400	23,569	108,904
Loss from discontinued operations, net of income taxes	—	(739)	—	(1,294)
Net income	82,686	101,661	23,569	107,610
Net income (loss) attributable to noncontrolling interests	27,640	21,856	(16,727)	22,303
Net income attributable to The Andersons, Inc.	$55,046	$79,805	$40,296	$85,307

Earnings (loss) per share attributable to The Andersons, Inc. common shareholders:
Basic earnings (loss):
Continuing operations	$1.63	$2.38	$1.20	$2.56
Discontinued operations	—	(0.02)	—	(0.04)
	$1.63	$2.36	$1.20	$2.52
Diluted earnings (loss):
Continuing operations	$1.61	$2.34	$1.18	$2.52
Discontinued operations	—	(0.02)	—	(0.04)
	$1.61	$2.32	$1.18	$2.48

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2023	December 31, 2022	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$96,293	$115,269	$86,035
Accounts receivable, net	1,030,271	1,248,878	1,141,167
Inventories	990,789	1,731,725	1,618,326
Commodity derivative assets – current	347,684	295,588	638,357
Current assets held-for-sale	—	2,871	18,627
Other current assets	72,228	71,622	70,367
Total current assets	2,537,265	3,465,953	3,572,879
Other assets:
Goodwill	129,342	129,342	129,342
Other intangible assets, net	89,605	100,907	105,222
Right of use assets, net	60,003	61,890	50,233
Other assets held-for-sale	—	—	24,298
Other assets, net	90,390	87,175	91,758
Total other assets	369,340	379,314	400,853
Property, plant and equipment, net	663,441	762,729	763,443
Total assets	$3,570,046	$4,607,996	$4,737,175

Liabilities and equity
Current liabilities:
Short-term debt	$102,752	$272,575	$1,161,428
Trade and other payables	641,376	1,423,633	772,996
Customer prepayments and deferred revenue	189,947	370,524	184,154
Commodity derivative liabilities – current	251,101	98,519	185,903
Current maturities of long-term debt	27,511	110,155	53,951
Current liabilities held-for-sale	—	—	7,314
Accrued expenses and other current liabilities	180,552	245,916	211,830
Total current liabilities	1,393,239	2,521,322	2,577,576
Long-term lease liabilities	34,435	37,147	28,929
Long-term debt, less current maturities	576,489	492,518	563,447
Deferred income taxes	57,030	64,080	63,383
Other long-term liabilities held-for-sale	—	—	3,113
Other long-term liabilities	70,371	63,160	83,521
Total liabilities	2,131,564	3,178,227	3,319,969
Total equity	1,438,482	1,429,769	1,417,206
Total liabilities and equity	$3,570,046	$4,607,996	$4,737,175

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Six months ended June 30,
(in thousands)	2023	2022
Operating Activities
Net income from continuing operations	$23,569	$108,904
Loss from discontinued operations, net of income taxes	—	(1,294)
Net income	23,569	107,610
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	62,585	67,945
Bad debt expense, net	3,720	3,069
Equity in losses of affiliates, net of dividends	231	6,278
Losses (gains) on sales of assets, net	679	(10,305)
Stock-based compensation expense	6,000	4,708
Deferred federal income tax	(7,948)	(13,755)
Asset impairment	87,156	—
Other	(1,730)	8,549
Changes in operating assets and liabilities:
Accounts receivable	207,867	(289,196)
Inventories	734,855	186,685
Commodity derivatives	102,753	(189,090)
Other current and non-current assets	(1,247)	5,106
Payables and other current and non-current liabilities	(1,011,086)	(609,403)
Net cash provided by (used in) operating activities	207,404	(721,799)
Investing Activities
Purchases of property, plant and equipment and capitalized software	(74,991)	(43,472)
Proceeds from sale of assets	1,192	4,672
Purchases of investments	(544)	(2,105)
Purchases of Rail assets	—	(27,276)
Proceeds from sale of Rail assets	2,871	36,341
Other	(201)	1,746
Net cash used in investing activities	(71,673)	(30,094)
Financing Activities
Net receipts (payments) under short-term lines of credit	(173,384)	862,698
Proceeds from issuance of short-term debt	—	350,000
Payments of short-term debt	—	(550,000)
Proceeds from issuance of long-term debt	100,000	—
Payments of long-term debt	(35,861)	(15,077)
Contributions from noncontrolling interest owner	—	2,450
Distributions to noncontrolling interest owner	(24,344)	(9,980)
Payments of debt issuance costs	(767)	(7,802)
Dividends paid	(12,527)	(12,245)
Proceeds from exercises of stock options	—	5,024
Common stock repurchased	(1,747)	—
Value of shares withheld for taxes	(6,616)	(3,349)
Other	259	394
Net cash (used in) provided by financing activities	(154,987)	622,113
Effect of exchange rates on cash and cash equivalents	280	(629)
Decrease in cash and cash equivalents	(18,976)	(130,409)
Cash and cash equivalents at beginning of period	115,269	216,444
Cash and cash equivalents at end of period	$96,293	$86,035

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net income from continuing operations	$82,686	$102,400	$23,569	$108,904
Net income (loss) attributable to noncontrolling interests	27,640	21,856	(16,727)	22,303
Net income from continuing operations attributable to The Andersons, Inc.	55,046	80,544	40,296	86,601
Adjustments:
Gain on deconsolidation of joint venture	(6,544)	—	(6,544)	—
Insured inventory expenses (recoveries)	1,310	—	(16,080)	—
Transaction related compensation	939	—	2,607	—
Gain on sale of frac sand assets	—	(3,762)	—	(3,762)
Impairment on equity method and cost method investments	—	4,455	—	4,455
Asset Impairment	—	—	44,450	—
Income tax impact of adjustments[1]	1,074	940	(6,108)	940
Total adjusting items, net of tax	(3,221)	1,633	18,325	1,633
Adjusted net income from continuing operations attributable to The Andersons, Inc.	$51,825	$82,177	$58,621	$88,234

Diluted earnings per share from continuing operations attributable to The Andersons, Inc. common shareholders	$1.61	$2.34	$1.18	$2.52

Impact on diluted earnings (loss) per share from continuing operations	$(0.09)	$0.05	$0.54	$0.05
Adjusted diluted earnings per share from continuing operations	$1.52	$2.39	$1.72	$2.57
1 The income tax impact of adjustments is taken at the statutory tax rate of 25%.

Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc. reflects reported net income (loss) from continuing operations available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) from continuing operations per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) from continuing operations per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income from continuing operations attributable to The Andersons, Inc. and Diluted earnings per share from continuing operations attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) from continuing operations per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended June 30, 2023
Sales and merchandising revenues	$2,696,810	$877,781	$445,592	$—	$4,020,183
Gross profit	80,711	68,292	72,934	—	221,937
Operating, administrative and general expenses	69,146	7,568	28,886	10,407	116,007
Other income, net	4,328	7,468	500	145	12,441
Income (loss) before income taxes from continuing operations	4,990	66,604	42,565	(9,741)	104,418
Income attributable to noncontrolling interests	—	27,640	—	—	27,640
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$4,990	$38,964	$42,565	$(9,741)	$76,778
Adjustments to income (loss) before income taxes from continuing operations[2]	2,249	(6,544)	—	—	(4,295)
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$7,239	$32,420	$42,565	$(9,741)	$72,483

Three months ended June 30, 2022
Sales and merchandising revenues	$3,097,767	$882,567	$470,283	$—	$4,450,617
Gross profit	101,994	59,888	68,959	—	230,841
Operating, administrative and general expenses	62,977	8,590	29,591	11,401	112,559
Other income (loss), net	(2,051)	18,490	866	(513)	16,792
Income (loss) before income taxes from continuing operations	23,666	67,776	38,311	(11,600)	118,153
Income attributable to noncontrolling interests	—	21,856	—	—	21,856
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$23,666	$45,920	$38,311	$(11,600)	$96,297
Adjustments to income before income taxes from continuing operations[2]	693	—	—	—	693
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$24,359	$45,920	$38,311	$(11,600)	$96,990
[1] Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Segment Data (continued)
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Six months ended June 30, 2023
Sales and merchandising revenues	$5,574,590	$1,717,297	$609,534	$—	$7,901,421
Gross profit	197,889	84,095	87,964	—	369,948
Operating, administrative and general expenses	141,126	16,472	53,018	22,626	233,242
Other income, net	10,311	8,309	1,346	479	20,445
Income (loss) before income taxes from continuing operations	44,354	(15,909)	32,127	(21,155)	39,417
Loss attributable to noncontrolling interests	—	(16,727)	—	—	(16,727)
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$44,354	$818	$32,127	$(21,155)	$56,144
Adjustments to income (loss) before income taxes from continuing operations[2]	(13,473)	37,906	—	—	24,433
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$30,881	$38,724	$32,127	$(21,155)	$80,577

Six months ended June 30, 2022
Sales and merchandising revenues	$6,182,448	$1,565,798	$680,325	$—	$8,428,571
Gross profit	169,613	75,079	105,684	—	350,376
Operating, administrative and general expenses	122,520	16,480	54,916	20,630	214,546
Other income (loss), net	1,729	18,918	1,670	(1,607)	20,710
Income (loss) before income taxes from continuing operations	27,335	73,738	49,054	(21,367)	128,760
Income attributable to noncontrolling interests	—	22,303	—	—	22,303
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$27,335	$51,435	$49,054	$(21,367)	$106,457
Adjustments to income before income taxes from continuing operations[2]	693	—	—	—	693
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$28,028	$51,435	$49,054	$(21,367)	$107,150
[1] Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended June 30, 2023
Net income (loss)[1]	$4,990	$66,604	$42,565	$(31,473)	$82,686
Interest expense (income)	10,903	1,588	1,983	(521)	13,953
Tax provision	—	—	—	21,732	21,732
Depreciation and amortization	8,683	12,425	7,097	2,160	30,365
EBITDA[1]	24,576	80,617	51,645	(8,102)	148,736
Adjusting items impacting EBITDA:
Transaction related compensation	939	—	—	—	939
Insured inventory expenses	1,310	—	—	—	1,310
Gain on deconsolidation of joint venture	—	(6,544)	—	—	(6,544)
Total adjusting items	2,249	(6,544)	—	—	(4,295)
Adjusted EBITDA[1]	$26,825	$74,073	$51,645	$(8,102)	$144,441

Three months ended June 30, 2022
Net income (loss) from continuing operations	$23,666	$67,776	$38,311	$(27,353)	$102,400
Interest expense (income)	13,300	2,012	1,923	(314)	16,921
Tax provision	—	—	—	15,753	15,753
Depreciation and amortization	8,914	15,875	6,595	2,183	33,567
EBITDA from continuing operations	45,880	85,663	46,829	(9,731)	168,641
Adjusting items impacting EBITDA:
Gain on sale of frac sand assets	(3,762)	—	—	—	(3,762)
Impairment on equity method and cost method investments	4,455	—	—	—	4,455
Total adjusting items	693	—	—	—	693
Adjusted EBITDA from continuing operations	$46,573	$85,663	$46,829	$(9,731)	$169,334
1 Amounts for the three months ended June 30, 2023, contain no activity from discontinued operations. As such, references to EBITDA and EBITDA from continuing operations, as well as, Adjusted EBITDA and Adjusted EBITDA from continuing operations will yield the same results for the three months ended June 30, 2023.

Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Six months ended June 30, 2023
Net income (loss)[1]	$44,354	$(15,909)	$32,127	$(37,003)	$23,569
Interest expense (income)	22,720	4,685	4,165	(992)	30,578
Tax provision	—	—	—	15,848	15,848
Depreciation and amortization	17,328	26,896	14,054	4,307	62,585
EBITDA[1]	84,402	15,672	50,346	(17,840)	132,580
Adjusting items impacting EBITDA:
Transaction related compensation	2,607	—	—	—	2,607
Insured inventory recoveries	(16,080)	—	—	—	(16,080)
Gain on deconsolidation of joint venture	—	(6,544)	—	—	(6,544)
Asset Impairment	—	87,156	—	—	87,156
Total adjusting items	(13,473)	80,612	—	—	67,139
Adjusted EBITDA[1]	$70,929	$96,284	$50,346	$(17,840)	$199,719

Six months ended June 30, 2022
Net income (loss) from continuing operations	$27,335	$73,738	$49,054	$(41,223)	$108,904
Interest expense (income)	21,487	3,779	3,384	(870)	27,780
Tax provision	—	—	—	19,856	19,856
Depreciation and amortization	17,888	32,514	13,174	4,368	67,944
EBITDA from continuing operations	66,710	110,031	65,612	(17,869)	224,484
Adjusting items impacting EBITDA:
Gain on sale of frac sand assets	(3,762)	—	—	—	(3,762)
Impairment on equity method and cost method investments	4,455	—	—	—	4,455
Total adjusting items	693	—	—	—	693
Adjusted EBITDA from continuing operations	$67,403	$110,031	$65,612	$(17,869)	$225,177
1 Amounts for the six months ended June 30, 2023, contain no activity from discontinued operations. As such, references to EBITDA and EBITDA from continuing operations, as well as, Adjusted EBITDA and Adjusted EBITDA from continuing operations will yield the same results for the six months ended June 30, 2023.

Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA from Continuing Operations
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended June 30, 2023
(in thousands)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Net income (loss) from continuing operations	$24,880	$21,170	$(59,117)	$82,686	$69,619
Interest expense	14,982	14,087	16,625	13,953	59,647
Tax provision (benefit)	9,839	9,933	(5,884)	21,732	35,620
Depreciation and amortization	33,322	33,476	32,220	30,365	129,383
EBITDA from continuing operations	83,023	78,666	(16,156)	148,736	294,269
Adjusting items impacting EBITDA from continuing operations:
Transaction related compensation expense	—	—	1,668	939	2,607
Insured inventory expenses (recoveries)	—	15,993	(17,390)	1,310	(87)
Gain on deconsolidation of joint venture	—	—	—	(6,544)	(6,544)
Asset impairment including equity method investments	—	9,000	87,156	—	96,156
Total adjusting items	—	24,993	71,434	(4,295)	92,132
Adjusted EBITDA from continuing operations	$83,023	$103,659	$55,278	$144,441	$386,401

	Three Months Ended,				Twelve months ended June 30, 2022
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Net income from continuing operations	$12,290	$65,473	$6,504	$102,400	$186,667
Interest expense	8,799	8,444	10,859	16,921	45,023
Tax provision	4,027	11,163	4,103	15,753	35,046
Depreciation and amortization	42,811	36,797	34,377	33,567	147,552
EBITDA from continuing operations	67,927	121,877	55,843	$168,641	414,288
Adjusting items impacting EBITDA from continuing operations:
Transaction related compensation expense	243	274	—	—	517
Gain on sale of a business	(14,619)	—	—	—	(14,619)
Asset impairments including equity method investments	—	8,321	—	4,455	12,776
Loss from cost method investment	2,784	—	—	—	2,784
Gain on sales of assets	—	—	—	(3,762)	(3,762)
Total adjusting items	(11,592)	8,595	—	693	(2,304)
Adjusted EBITDA from continuing operations	$56,335	$130,472	$55,843	$169,334	$411,984

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Cash provided by (used in) operating activities	$540,939	$353,199	$207,404	$(721,799)
Changes in operating assets and liabilities
Accounts receivable	82,754	(74,184)	207,867	(289,196)
Inventories	556,845	323,505	734,855	186,685
Commodity derivatives	19,605	88,671	102,753	(189,090)
Other current and non-current assets	16,296	43,916	(1,247)	5,106
Payables and other current and non-current liabilities	(250,794)	(163,307)	(1,011,086)	(609,403)
Total changes in operating assets and liabilities	424,706	218,601	33,142	(895,898)
Adjusting items impacting cash from operations before working capital changes:
Less: Insured inventory expenses (recoveries)	1,310	—	(16,080)	—
Cash from operations before working capital changes	$117,543	$134,598	$158,182	$174,099
Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.